Form with Full Acceleration Upon Qualifying Termination

Exhibit 10.1

CASA SYSTEMS, INC.

Restricted Stock Unit Agreement

2017 Stock Incentive Plan

NOTICE OF GRANT

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between Casa Systems, Inc. (the “Company”), a Delaware corporation, and the Participant.

I. Agreement Date

Date:

II. Participant Information

Participant:
Participant Address:

III. Grant Information

Grant Date:
Number of Restricted Stock Units:

IV. Vesting Table

The Restricted Stock Units will be subject to performance-based vesting as set forth on Exhibit B. All vesting is dependent upon the Participant continuing to provide services to the Company, as provided herein.

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein: Exhibit A (General Terms and Conditions) and Exhibit B (Vesting Criteria)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date. By executing this Notice of Grant, the Participant hereby acknowledges that the Participant has read this Notice of Grant and the terms and conditions in the following exhibits, has received and read the Plan, and understands and agrees to comply with the terms and conditions of this Agreement and the Plan.

PARTICIPANT

I, [Participant's Name], have accepted the grant, subject to the terms and conditions of this Agreement and the Plan, electronically through E*Trade.

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CASA SYSTEMS, INC. __________________________ Name: Title:

Restricted Stock Unit Agreement

2017 Stock Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.
Award of Restricted Stock Units.

In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2017 Stock Incentive Plan (the “Plan”), an award with respect to the number of restricted shares units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

2.
Vesting.
2.1.
The RSUs shall vest in in accordance with the Vesting Table set forth in the Notice of Grant (the “Vesting Table”).
2.2.
Upon the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7. The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date. Notwithstanding anything herein to the contrary, in the sole discretion of the Board, the Company may, with respect to any applicable vesting date of the RSU, deliver to the Participant cash having a fair market value equal to the number of shares of Common Stock underlying the portion of the RSU that vested on such date, payable within 30 days of the vesting date, less applicable taxes.
3.
Forfeiture of Unvested RSUs Upon Cessation of Service.

Except as otherwise provided in Exhibit B, in the event that the Participant ceases to perform services to the Company for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.

4.
Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.
Rights as a Shareholder.

The Participant shall have no rights as a shareholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.
Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.
Tax Matters.
7.1.
Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended, is available with respect to RSUs.
7.2.
Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. On each vesting date (or other date or time at which the Company is required to withhold taxes associated with the RSUs), the Company will retain from the shares of Common Stock otherwise issuable on such date a number of shares having a fair market value (as determined by the Company in its sole discretion) equal to the Company’s minimum statutory withholding obligation. If the Company is unable to retain sufficient shares of Common Stock to satisfy such tax withholding obligations, the Participant acknowledges and agrees that the Company or an affiliate of the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld for taxes relating to the RSUs. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made and if such withholding taxes cannot be timely satisfied, then the Participant shall forfeit the RSUs and have no further rights with respect to the award.

8.
Miscellaneous.
8.1.
Authority of Board. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Board of Directors of the Company (the “Board”) shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. Consistent with the terms of the Plan, the Board may delegate any or all of its powers with respect to the matters covered by this Agreement to one or more committees or subcommittees of the Board. All references herein to the Board shall mean the Board or any such committee or subcommittee. All decisions and actions by the Board with respect to this Agreement shall be made in the Board’s discretion and shall be final and binding on the Participant.
8.2.
No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.
8.3.
Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.
8.4.
Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
8.5.
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.